As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

+66 2-524-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue, N.E., Suite 430

Washington, D.C. 20005

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq.

Robert P. Latta, Esq.

Nathaniel P. Gallon, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary shares, par value $0.01 per share	11,706,772	$13.68	$160,148,641	$18,353.03

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of the registrant’s ordinary shares as reported on the New York Stock Exchange on December 19, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2011

PROSPECTUS

11,706,772 Shares

Ordinary Shares

Offered by Selling Shareholders

This prospectus relates to the disposition from time to time of up to 11,706,772 ordinary shares of Fabrinet that are held by the selling shareholders named in this prospectus. We are not selling any ordinary shares under this prospectus and will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. We are registering ordinary shares on behalf of the selling shareholders.

The selling shareholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer and sell the ordinary shares from time to time in the same offering or in separate offerings at prevailing market prices or at prices otherwise negotiated, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the ordinary shares, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 6 of this prospectus.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “FN.” On December 20, 2011, the last reported sale price of our ordinary shares on the New York Stock Exchange was $13.71 per share.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2011

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this process, the selling shareholders may from time to time, in one or more offerings, sell the ordinary shares described in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our ordinary shares. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date regardless of the time of delivery of the prospectus or any sale of our ordinary shares.

We urge you to carefully read this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before deciding whether to invest in any of the ordinary shares being offered.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should carefully read this prospectus, including our financial statements, the related notes and other information about us incorporated by reference into this prospectus, and the registration statement of which this prospectus is a part in their entirety before investing in our ordinary shares, especially the risks of investing in our ordinary shares, which we discuss under “Risk Factors.”

Overview

We provide precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (OEMs) of complex products such as optical communication components, modules and sub-systems, industrial lasers and sensors. We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, final assembly and test. We focus primarily on low-volume production of a wide variety of high complexity products, which we refer to as “low-volume, high-mix”. Based on our experience with, and feedback from, customers, we believe we are a global leader in providing these services to the optical communications market.

Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities, such as optical communications, industrial lasers and sensors. Our customers in these industries support a growing number of end-markets, including semiconductor processing, biotechnology, metrology, material processing, automotive and medical devices. Our revenues from lasers, sensors and other markets as a percentage of total revenues have increased from 18.3% for the year ended June 25, 2010 (“fiscal 2010”) to 20.9% for the year ended June 24, 2011 (“fiscal 2011”) to 26.2% for the three months ended September 30, 2011, while our revenues from optical communications products as a percentage of total revenues have decreased from 81.7% for fiscal 2010 to 79.1% for fiscal 2011 to 73.8% for the three months ended September 30, 2011.

In many cases, we are the sole outsourced manufacturing partner used by our customers for the products that we produce for them. The products that we manufacture for our OEM customers include:

•	optical communications devices, such as:

•

selective switching products, such as reconfigurable optical add-drop modules (ROADMs), and optical amplifiers, modulators and other optical components and modules that collectively enable network managers to route signals through fiber traffic at various wavelengths and over various distances;

•

tunable transponders and transceivers that eliminate, at a significant cost savings, the need to stock individual fixed wavelength transponders and transceivers used in voice and data communications networks; and

•	active optical cables providing high-speed interconnect capabilities for data centers and computing clusters, as well as Infiniband, Ethernet, fiber channel and optical backplane connectivity;

•

solid state, diode-pumped, gas and fiber lasers (collectively referred to as “industrial lasers”) used across a broad array of industries, including semiconductor processing (wafer inspection, wafer dicing, wafer scribing), biotechnology (DNA sequencing, flow cytometry, hematology, antibody detection), metrology (instrumentation, calibration, inspection), and material processing (photo processing, textile cutting, annealing, marking, engraving); and

•

sensors, including anesthesia gas monitors that are used in medical equipment, differential pressure, fuel and other sensors that are used in automobiles, and measurement and positioning sensors that are used in laser meters and level meters for the construction and surveying industries.

We also design and fabricate application-specific crystals, prisms, mirrors, laser components and substrates (collectively referred to as “customized optics”) and other custom and standard borosilicate, clear fused quartz, and synthetic fused silica glass products (collectively referred to as “customized glass”). We incorporate our customized optics and glass into many of the products we manufacture for our OEM customers, and we also sell customized optics and glass in the merchant market.

We believe we offer differentiated manufacturing services through our optical and electro-mechanical process technologies and our strategic alignment with our customers. Our dedicated process and design engineers, who have a deep knowledge in materials sciences and physics, are able to tailor our service offerings to accommodate our customers’ most complex engineering assignments. Our range of capabilities, from the design of customized optics and glass through process engineering and testing of finished assemblies, provides us with a knowledge base that we believe often leads to improvements in our customers’ product development cycles, manufacturing cycle times, quality and reliability, manufacturing yields and end product costs. We offer an efficient, technologically advanced and flexible manufacturing infrastructure designed to enable the scale production of low-volume, high-mix products, as well as high-volume products. We often provide a “factory-within-a-factory” manufacturing environment to protect our customers’ intellectual property by segregating certain key employees and manufacturing space from the resources we use for other customers. We also provide our customers with a customized software platform to monitor all aspects of the manufacturing process, enabling our customers to remotely access our databases to monitor yields, inventory positions, work-in-progress status and vendor quality data. We believe there is no other manufacturing services provider with a similar breadth and depth of optical and electro-mechanical engineering and process technology capabilities that does not directly compete with its customers in their end-markets. As a result, we believe we are more closely aligned and better able to develop long-term relationships with our customers than our competitors.

Recent Developments

As previously reported in our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, filed with the SEC on November 9, 2011, we suspended production in all of our manufacturing facilities in Thailand during the week of October 17, 2011 due to severe flooding in Thailand. On October 22, 2011, the floodwaters breached our flood barriers and infiltrated the offices and manufacturing floor space at our Chokchai campus in Pathum Thani, Thailand. The manufacturing buildings at Chokchai, known as Buildings 1 and 2, filled with water to a level that ultimately reached a height of five feet.

As of November 29, 2011, the water had been pumped out of our Chokchai facilities, enabling insurance adjusters and forensic equipment experts to access the grounds. Presently, we are continuing to recover and restore equipment and other assets from our Chokchai facilities, a process we expect to complete during the first quarter of calendar year 2012. Most of the equipment has been moved to an offsite warehouse, where our engineering staff continues restoration efforts in close collaboration with our customers. Equipment that passes our initial assessment of its working condition is shipped to our Pinehurst campus where further tests validate whether the equipment is functioning and in good working order. Equipment passing these stages is calibrated and stored in a controlled environment at our Pinehurst facilities. The remaining equipment continues to be cleaned and debugged, an exercise that can be laborious and time consuming. We are collaborating with our customers from our Chokchai campus to set up their manufacturing lines at our Pinehurst facilities. As the activities related to assessing the costs of damages and insurance claims are still being completed, at this time, we are unable to estimate the range of losses that we may incur as a result of the flooding.

Our Pinehurst facilities have remained dry, and there is no longer any water in the area surrounding our Pinehurst facilities. Production at Pinehurst has resumed to pre-flood levels and general conditions with respect to day-to-day activities in the area surrounding our Pinehurst facilities have returned to normal. Manufacturing systems and utilities are operating normally, and we are shipping product SKUs per our commitments to customers.

Corporate Information

We were organized under the laws of the Cayman Islands in August 1999 and commenced our business operations in January 2000. Our principal registered office is located at Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands, and our telephone number is +66 2-524-9600. Our agent for service of process in the U.S. is Corporation Service Company, 1090 Vermont Avenue, N.E., Suite 430, Washington, D.C. 20005, and its telephone number is (800) 927-9800. Our website address is www.fabrinet.com. The information on or accessible through our website is not part of this prospectus.

We have seven direct and indirect subsidiaries. All of these subsidiaries, other than our Thai subsidiary, Fabrinet Co., Ltd., are wholly-owned. We own 99.99% of Fabrinet Co., Ltd., and the remainder is owned by Mr. David T. Mitchell, our chief executive officer and chairman of the board of directors, and certain of his family members. We formed Fabrinet Co., Ltd. and incorporated Fabrinet USA, Inc. in 1999. We incorporated FBN New Jersey Manufacturing, Inc. and acquired Fabrinet China Holdings and CASIX, Inc. in 2005. We incorporated Fabrinet Pte. Ltd. in 2007 and Fabrinet AB in 2010.

Fabrinet, CASIX and VitroCom are registered trademarks of Fabrinet. The Fabrinet logo is a registered stylized trademark of Fabrinet. All other trademarks appearing in this prospectus are the property of their respective holders. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, filed with the SEC on November 9, 2011, and any updates described in subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we may face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also become important factors that affect our operations or our ordinary shares. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment.

THE OFFERING

The selling shareholders named in this prospectus may offer and sell up to 11,706,772 ordinary shares of Fabrinet. Our ordinary shares are listed on the New York Stock Exchange under the symbol “FN.” We will not receive any of the proceeds of sales by the selling shareholders of any of the ordinary shares covered by this prospectus. Throughout this prospectus, when we refer to our ordinary shares, the offer and sale of which are being registered on behalf of the selling shareholders, we are referring to the ordinary shares that have been issued to Asia Pacific Growth Fund III, L.P. (“APGF III”), Shea Ventures, LLC, David T. Mitchell and Mr. Mitchell’s family trusts. When we refer to the selling shareholders in this prospectus, we are referring to APGF III, Shea Ventures, LLC, Mr. Mitchell and his family trusts and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholders as a gift, pledge, distribution or other non-sale related transfer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our goals and strategies;

•	our and our customers’ estimates regarding future revenues, operating results, expenses, capital requirements and liquidity and our needs for additional financing;

•	our future capital expenditures;

•	expansion of our manufacturing capacity;

•	the growth rates of our existing markets and potential new markets;

•	our and our customers’ and our suppliers’ ability to respond successfully to technological or industry developments;

•	our suppliers’ estimates regarding future costs;

•	our ability to increase our penetration of existing markets and penetrate new markets;

•	our plans to diversify our sources of revenues;

•	trends in the optical communications, industrial lasers and sensors markets, including trends to outsource the production of components used in those markets;

•	our ability to attract and retain a qualified management team and other qualified personnel and advisors;

•

the impact of the flooding in Thailand on the industry and our business in the three months ending December 30, 2011 and beyond, including the availability of components from our suppliers, expectations about our customers, our ability to recover from our insurers, our planned operations recovery efforts and the expected costs and expenses that we will incur in connection with these efforts, and our ability to complete recovery efforts and recommence normal operations in our Thailand facilities;

•	expectations regarding the impact of the Thailand flooding on our revenues, gross margin, results of operations and liquidity in the three months ending December 30, 2011 and possibly beyond; and

•	competition in our existing and new markets.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

Forward-looking statements relate only to events or information as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. The selling shareholders will pay any underwriting discounts or selling commissions, if any, attributable to the sale of the ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including expenses of counsel to the selling shareholders up to $50,000.

SELLING SHAREHOLDERS

The following table sets forth information regarding the selling shareholders and the number of ordinary shares each selling shareholder is offering under this prospectus.

We have determined beneficial ownership in accordance with U.S. Securities and Exchange Commission rules. The percentage of beneficial ownership is based on 34,394,252 ordinary shares outstanding as of November 25, 2011. In computing the number of ordinary shares beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, we deemed to be outstanding all ordinary shares subject to options held by that selling shareholder that are currently exercisable or exercisable within 60 days of November 25, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other selling shareholder. We have prepared this table based on information furnished to us by or on behalf of the selling shareholders. Since the date on which they provided us with the information below, the selling shareholders may have sold, transferred or otherwise disposed of some or all of their ordinary shares in transactions exempt from the registration requirements of the Securities Act.

The ordinary shares may be sold by the selling shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their ordinary shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all ordinary shares offered by each of the selling shareholders. The selling shareholders may sell less than all of the ordinary shares listed in the table. In addition, the ordinary shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of ordinary shares the selling shareholders will sell under this prospectus.

APGF III, an entity affiliated with the private equity firm H&Q Asia Pacific, Ltd., David T. Mitchell, our chief executive officer and chairman of our board of directors, and Shea Ventures, LLC originally acquired the ordinary shares included in this prospectus through a series of private placements of our ordinary shares prior to our initial public offering in June 2010. In connection with our initial public offering, we entered into a registration rights agreement with certain of our shareholders, including the selling shareholders, a form of which was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This agreement granted these shareholders certain registration rights with respect to the ordinary shares held by them.

	Ordinary Shares Beneficially Owned Prior To This Offering			Shares Being Offered		Ordinary Shares Beneficially Owned After This Offering(1)
Name of Selling Shareholder	Number (#)		Percentage (%)			Number (#)	Percentage (%)
Asia Pacific Growth Fund III, L.P.	9,189,864	(2)	26.7	9,187,063	(3)	2,801	*
Shea Ventures, LLC	1,514,709	(4)	4.4	1,514,709		—	*
David T. Mitchell	2,968,471	(5)	8.6	1,000,000	(6)	1,968,471	5.7

*	Represents less than 1% of the total.

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.

(2)	Consists of (i) 9,157,063 shares held by APGF III and (ii) 32,801 shares held by H&Q Asia Pacific, Ltd. The address of APGF III and H&Q Asia Pacific, Ltd. is c/o H&Q Asia Pacific, 400 Hamilton Avenue, Suite 250, Palo Alto, California 94301. Dr. Ta-Lin Hsu, a member of Fabrinet’s board of directors, is chairman of H&Q Asia Pacific, Ltd. and shares voting and dispositive power over the shares held by APGF III with six other members of the investment committee of the general partner of APGF III. Dr. Hsu disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The selling shareholder is neither a broker-dealer nor an affiliate of a broker dealer.

(3)	Consists of (i) 9,157,063 shares being offered by APGF III and (ii) 30,000 shares being offered by H&Q Asia Pacific, Ltd.

(4)	The address of Shea Ventures, LLC is 655 Brea Canyon Road, Walnut, California, 91789. The selling shareholder is neither a broker-dealer nor an affiliate of a broker dealer.

(5)	Consists of (i) 2,140,715 shares held by the David T. Mitchell Separate Property Trust, of which Mr. Mitchell is the sole trustee, (ii) 75,515 shares issuable upon exercise of options held by Mr. Mitchell that are exercisable within 60 days of November 25, 2011, (iii) 250,680 shares held by the Gabriel Thomas Mitchell Trust, of which Kimberley Totah is the sole trustee, (iv) 250,681 shares held by the Alexander Thomas Mitchell Trust, of which Kimberley Totah is the sole trustee, and (v) 250,680 shares held by the Sean Thomas Mitchell Trust, of which Kimberley Totah is the sole trustee. Mr. Mitchell disclaims beneficial ownership of the shares held by each of the Gabriel Thomas Mitchell Trust, the Alexander Thomas Mitchell Trust and the Sean Thomas Mitchell Trust. The address of Mr. Mitchell is c/o Fabrinet Co., Ltd., 294 Moo 8, Vibhavadi Rangsit Road, Kookot, Lumlooka, Patumthanee 12130, Thailand.

(6)	Consists of (i) 700,000 shares being offered by the David T. Mitchell Separate Property Trust, (ii) 100,000 shares being offered by the Gabriel Thomas Mitchell Trust, (iii) 100,000 shares being offered by the Alexander Thomas Mitchell Trust and (iv) 100,000 shares being offered by the Sean Thomas Mitchell Trust.

PLAN OF DISTRIBUTION

We are registering a total of 11,706,772 ordinary shares on behalf of the selling shareholders pursuant to the terms of a registration rights agreement between us and the selling shareholders. A form of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The selling shareholders and any of their donees, pledgees, transferees or other successors-in-interest may, from time to time after the date of this prospectus, sell any or all of the ordinary shares offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The selling shareholders may decide not to sell any ordinary shares. The selling shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the ordinary shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholders may arrange for other broker-dealers to participate. The selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the ordinary shares by the selling shareholders may also be deemed to be underwriters, and any profits on the sale of the ordinary shares by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To our knowledge, the selling shareholders have not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the ordinary shares offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because the selling shareholders and any other selling shareholder, broker, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act, the selling shareholders and any other selling shareholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of the NYSE;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell the ordinary shares covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the ordinary shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). The selling shareholders have informed us that any such broker-dealer would receive commissions from the selling shareholders which would not exceed customary brokerage commissions. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

The selling shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling shareholders and any other person participating in the sale or distribution of the ordinary shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the ordinary shares by, the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making and certain other activities with respect to the ordinary shares. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the ordinary shares in the market. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

Under the registration rights agreement, we have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective for up to 180 days after the effective date of the registration statement.

We have agreed, among other things, to pay all expenses of the registration of the ordinary shares, including, without limitation, SEC filing fees, expenses of compliance with state securities or “Blue Sky” laws and expenses of counsel to the selling shareholders up to $50,000; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the ordinary shares. We have agreed to indemnify the selling shareholders and certain other persons against certain liabilities in connection with the offering of the ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling shareholders have, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the ordinary shares is made by the selling shareholders or their donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the ordinary shares. We may suspend the sale of ordinary shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to matters of U.S. federal securities and New York state law and certain matters of U.S. federal income tax law. The validity of the ordinary shares offered by the selling shareholders in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Walkers. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended June 24, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers ABAS Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.fabrinet.com under the caption “Investors — SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. We incorporate by reference the following information or documents that we have filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	our Annual Report on Form 10-K for the fiscal year ended June 24, 2011, filed with the SEC on August 31, 2011;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on October 21, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, filed with the SEC on November 9, 2011;

•	our Current Reports on Form 8-K filed with the SEC on August 16, 2011, October 21, 2011, October 24, 2011 and December 15, 2011;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on November 7, 2011; and

•

The description of our ordinary shares contained in our Registration Statement on Form 8-A filed on June 14, 2010, pursuant to Section 12(b) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request may be made by writing us at the following address:

Fabrinet

Attn: Corporate Secretary

c/o Fabrinet USA, Inc.

4104 24th Street, Suite 345

San Francisco, CA 94114

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses payable by us in connection with a distribution of securities registered hereby. All amounts are estimates except the SEC registration fee.

SEC registration fee	$18,353
FINRA Fee	16,515
Legal fees and expenses	100,000
Accounting fees and expenses	41,200
Miscellaneous	10,432

Total	$186,500

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provide for indemnification of directors and officers for actions, costs, charges, losses, damages and expenses incurred in their capacities as such, except that such indemnification does not extend to any matter in respect of any fraud or dishonesty that may attach to any of them.

In addition, the registrant has entered into separate indemnification agreements with its directors and officers, pursuant to which the registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.

Item 16. Exhibits.

(a)	Exhibits.

The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the SEC:

Incorporated by Reference
Exhibit Number	Description of Document	Filed Herewith	Form	Exhibit No.	Date Filed	File No.
1.1*	Form of Underwriting Agreement

4.1	Specimen Ordinary Share Certificate		S-1/A	4.1	June 14, 2010	333-163258

5.1	Opinion of Walkers, special counsel to the registrant, regarding the validity of the registrant’s ordinary shares being registered	X

10.1	Registration Rights Agreement, by and among the registrant, Asia Pacific Growth Fund III, L.P., H&Q Asia Pacific, Ltd., David T. Mitchell and Shea Ventures, LLC		S-1/A	10.26	June 14, 2010	333-163258

23.1	Consent of PricewaterhouseCoopers ABAS Ltd.	X

23.2	Consent of Walkers (included in Exhibit 5.1)	X

24.1	Power of Attorney (see page II-4 to this registration statement on Form S-3)	X

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in connection with the offering of the ordinary shares.

(b)	Financial Statement Schedules.

No financial statement schedules are provided because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto included in the registrant’s Annual Report on Form 10-K for the fiscal year ended June 24, 2011, filed with the SEC on August 31, 2011.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 22, 2011.

FABRINET

By:	/s/ David T. Mitchell
Name:	David T. Mitchell
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Mitchell and Mark J. Schwartz, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David T. Mitchell David T. Mitchell	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 22, 2011

/s/ Mark J. Schwartz Mark J. Schwartz	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 22, 2011

/s/ Mark A. Christensen Mark A. Christensen	Director	December 22, 2011

/s/ Ta-lin Hsu Ta-lin Hsu	Director	December 22, 2011

/s/ Thomas F. Kelly Thomas F. Kelly	Director	December 22, 2011

/s/ Frank H. Levinson Frank H. Levinson	Director	December 22, 2011

/s/ Rollance E. Olson Rollance E. Olson	Director	December 22, 2011

/s/ Virapan Pulges Virapan Pulges	Director	December 22, 2011

/s/ William J. Perry William J. Perry	Director	December 22, 2011

/s/ Mark J. Schwartz Mark J. Schwartz, on behalf of Fabrinet USA, Inc.	Fabrinet USA, Inc. (Authorized U.S. Representative)	December 22, 2011

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description of Document	Filed Herewith	Form	Exhibit No.	Date Filed	File No.

1.1*	Form of Underwriting Agreement

4.1	Specimen Ordinary Share Certificate		S-1/A	4.1	June 14, 2010	333-163258

5.1	Opinion of Walkers, special counsel to the registrant, regarding the validity of the registrant’s ordinary shares being registered	X

10.1	Registration Rights Agreement, by and among the registrant, Asia Pacific Growth Fund III, L.P., H&Q Asia Pacific, Ltd., David T. Mitchell and Shea Ventures, LLC		S-1/A	10.26	June 14, 2010	333-163258

23.1	Consent of PricewaterhouseCoopers ABAS Ltd.	X

23.2	Consent of Walkers (included in Exhibit 5.1)	X

24.1	Power of Attorney (see page II-4 to this registration statement on Form S-3)	X

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in connection with the offering of the ordinary shares.